Grant Park Fund

Class A, B, Legacy 2, Global 2 and Global 3 Units

Monthly Performance Report • May 2018



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste. 600
Chicago, IL 60661

Market Commentary: May 2018

Currencies: The U.S. dollar strengthened and the euro weakened due to political uncertainty in the Eurozone and on expectations of higher interest rates. The British pound weakened in reaction to lower inflation figures and weaker-than-expected economic data.

Energy: Crude oil prices moved lower on increased U.S. crude oil production and on speculation OPEC might raise output. Natural gas prices rose as inventories were unexpectedly lower and forecasts were revised to expect a warmer-than-anticipated summer season.

Equities: U.S. equities moved higher on the potential for a meeting between the United States and North Korea. The FTSE 100 Index rose as trade tensions between the U.S. and China eased. The Euro Stoxx 50 Index moved lower on uncertainty surrounding Italian elections and the reemergence of tariff issues.

Fixed Income: Global fixed income markets moved higher as a result of geopolitical uncertainty in Europe, the Middle East and Asia, and on central bank uncertainty about the pace of increasing interest rates.

Grains/Foods: Wheat markets rose on concerns about dry weather in the U.S. southern plains. Soybean prices declined after buyers canceled a deal to purchase 949,000 tons of soybeans. Sugar markets rose over 10% as labor strikes in Brazil disrupted supply. Coffee prices also rose due to concerns over the labor strikes in Brazil.

Metals: Gold prices declined on U.S. dollar strength. Base metal prices, particularly nickel, rose on increased demand from the stainless steel and clean technology industries.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.89%	-11.74%	-1.13%	1.08%	-3.19%								**-7.87%**
2017	-2.50%	3.64%	-2.06%	-1.69%	-0.64%	-4.12%	0.34%	2.63%	-3.93%	6.89%	-0.98%	-0.18%	**-3.12%**
2016	4.27%	2.95%	-3.01%	-2.03%	-2.12%	5.00%	1.93%	-3.14%	-2.00%	-3.64%	-0.69%	2.21%	**-0.78%**
2015	2.82%	-0.26%	0.36%	-4.01%	-1.46%	-4.64%	2.33%	-6.15%	3.09%	-2.29%	3.44%	-5.70%	**-12.41%**
2014	-4.77%	1.19%	-2.85%	0.12%	0.94%	0.56%	-0.89%	4.22%	2.23%	0.57%	4.92%	0.63%	**6.66%**
2013	1.47%	-2.86%	1.22%	1.01%	-2.83%	-3.12%	-0.24%	-2.22%	-0.87%	1.63%	2.24%	0.89%	**-3.84%**

2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.83%	-11.79%	-1.19%	1.02%	-3.24%								**-8.13%**
2017	-2.55%	3.59%	-2.11%	-1.74%	-0.69%	-4.18%	0.28%	2.57%	-3.99%	6.83%	-1.03%	-0.23%	**-3.75%**
2016	4.20%	2.94%	-3.09%	-2.08%	-2.17%	4.89%	1.87%	-3.20%	-2.05%	-3.69%	-0.74%	2.16%	**-1.48%**
2015	2.77%	-0.31%	0.31%	-4.07%	-1.51%	-4.69%	2.27%	-6.20%	3.03%	-2.35%	3.38%	-5.75%	**-12.97%**
2014	-4.83%	1.14%	-2.91%	0.06%	0.89%	0.53%	-0.95%	4.20%	2.19%	0.52%	4.87%	0.58%	**6.07%**
2013	1.42%	-2.91%	1.17%	0.96%	-2.88%	-3.18%	-0.30%	-2.28%	-0.93%	1.58%	2.19%	0.84%	**-4.44%**

2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.98%	-11.49%	-0.96%	1.25%	-3.02%								**-7.07%**
2017	-2.33%	3.82%	-1.89%	-1.52%	-0.47%	-3.96%	0.51%	2.80%	-3.77%	7.07%	-0.80%	-0.01%	**-1.10%**
2016	4.25%	3.04%	-2.63%	-1.87%	-1.95%	5.12%	2.10%	-2.98%	-1.83%	-3.47%	-0.52%	2.39%	**1.14%**
2015	2.89%	-0.06%	0.50%	-3.83%	-1.29%	-4.47%	2.50%	-5.99%	3.26%	-2.13%	3.61%	-5.53%	**-10.66%**
2014	-4.61%	1.37%	-2.68%	0.29%	1.07%	0.70%	-0.72%	4.34%	2.39%	0.75%	5.03%	0.71%	**8.55%**
2013	1.64%	-2.70%	1.39%	1.17%	-2.67%	-2.93%	-0.07%	-2.06%	-0.70%	1.78%	2.36%	1.04%	**-1.95%**

2009	2010	2011	2012
-3.55%	5.73%	-11.45%	-4.26%

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.97%	-11.09%	-0.92%	1.30%	-2.98%								**-6.52%**
2017	-2.29%	3.75%	-1.81%	-1.46%	-0.41%	-3.85%	0.56%	2.85%	-3.72%	7.12%	-0.77%	-0.03%	**-0.62%**
2016	4.37%	3.17%	-2.40%	-1.85%	-2.27%	6.02%	2.16%	-2.96%	-1.78%	-3.37%	-0.46%	2.42%	**2.51%**
2015	2.96%	-0.01%	0.55%	-3.83%	-1.29%	-4.45%	2.48%	-6.05%	3.25%	-2.11%	3.54%	-5.56%	**-10.64%**
2014	-4.61%	1.37%	-2.66%	0.34%	1.13%	0.74%	-0.68%	4.28%	2.37%	0.79%	5.32%	0.79%	**9.14%**
2013	1.67%	-2.65%	1.45%	1.20%	-2.63%	-2.85%	-0.02%	-2.02%	-0.65%	1.75%	2.36%	1.14%	**-1.44%**

2009	2010	2011	2012
-4.64%	2.56%	-11.43%	-3.55%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2018	7.81%	-11.23%	-1.06%	1.15%	-3.12%								**-7.21%**
2017	-2.43%	3.60%	-1.96%	-1.61%	-0.56%	-3.99%	0.41%	2.70%	-3.87%	6.97%	-0.91%	-0.17%	**-2.34%**
2016	4.24%	3.05%	-2.54%	-2.01%	-2.41%	5.90%	2.01%	-3.11%	-1.92%	-3.51%	-0.61%	2.27%	**0.80%**
2015	2.83%	-0.14%	0.42%	-3.99%	-1.43%	-4.59%	2.33%	-6.18%	3.10%	-2.25%	3.39%	-5.70%	**-12.16%**
2014	-4.75%	1.23%	-2.81%	0.20%	1.00%	0.60%	-0.82%	4.19%	2.25%	0.65%	5.24%	0.66%	**7.46%**
2013	1.53%	-2.79%	1.30%	1.06%	-2.76%	-3.01%	-0.17%	-2.17%	-0.79%	1.64%	2.25%	1.01%	**-3.06%**

2009	2010	2011	2012
-6.04%	0.68%	-13.05%	-5.19%

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	14%	28%	22%	9%	7%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
May
2018

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
20%	14%	28%	22%	9%	7%

Sector Positions at Month-End


Commodities 30%
Financials 70%
Energy 14%
Grains 9%
Metals 7%
Currencies 20%
Equities 28%
Fixed Income 22%
June 17
July 17
Aug 17
Sep 17
Oct 17
Nov 17
Dec 17
Jan 18
Feb 18
Mar 18
April 18
May 18
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Legacy Units	Global Units		A and B Units
Class	2	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy employed by Grant Park for the past 20 years.	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.20%	3.60%	7.02%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	
Eligibility	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - May 2018	
Total Fund Assets (A,B, Legacy, Global)	$92M
12-Month Return	-7.69%
Average 12-Month Return	12.84%
36-Month Cumulative Return	-20.33%
60-Month Cumulative Return	-18.76%
Compounded Annualized ROR	8.96%
3-Year Compounded Annualized ROR	-7.30%
5-Year Compounded Annualized ROR	-4.07%
10-Year Compounded Annualized ROR	-4.23%
Worst Drawdown (5/89 - 10/89)	-38.87%
Worst Drawdown Last 5 Years (12/08 - 5/18)	-38.37%
Average 1-month Gain	5.72%
Average 1-month Loss	-3.93%
# of Winning Months	179
# of Losing Months	174

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] April 2008 - March 2018		
↑↓	Moved in Opposite Directions	47%
↑↑	Positive Results for Both	33%
↓↓	Negative Results for Both	20%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.